Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
August 7, 2017	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
Centennial Resource Development, Inc.	Houston	Silicon Valley
1001 Seventeenth Street, Suite 1800	London	Singapore
Denver, Colorado 80202	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Centennial Resource Development, Inc., a Delaware corporation (the “Company”), in connection with (i) the issuance of 8,000,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), upon the exercise of outstanding warrants (the “Private Placement Warrants” and such shares, the “Warrant Shares”); (ii) the resale from time to time of up to 12,500,000 shares of Class A Common Stock (the “Founder Shares”) by certain of the selling stockholders identified in the Registration Statement (as hereinafter defined) and (iii) the resale from time to time of up to 23,500,000 shares of Class A Common Stock (the “PIPE Shares”) by certain of the selling stockholders identified in the Registration Statement.  The Warrant Shares, the Founder Shares and the PIPE Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2017 (the “Registration Statement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Warrant Shares and resale of the Founder Shares and the PIPE Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

August 7, 2017 Page 2

1.              The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Private Placement Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

2.              The Founder Shares have been duly authorized by all necessary corporate action of the Company, and the Founder Shares are validly issued, fully paid and nonassessable.

3.              The PIPE Shares have been duly authorized by all necessary corporate action of the Company, and the PIPE Shares are validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP